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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2000, in the Registration Statement (Form S-1) and related Prospectus dated February 7, 2003 of Abraxas Petroleum Corporation for the registration of its 11-1/2% Secured Notes Due 2007, Series A and 5,633,291 shares of its common stock.


                                          /s/ Ernst & Young LLP


San Antonio, Texas
February 6, 2003